STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is entered into as of February 3, 1998 by and between Montecito Broadcasting Corporation, a Delaware corporation ("MBC"), Jamie Kellner, Douglas Gealy and Thomas Allen, the sole stockholders of MBC (collectively the "MBC Sellers") and Sinclair Communications, Inc., a Maryland corporation ("Buyer").


                                R E C I T A L S:

              A. On this same date MBC acquired all of the issued and outstanding capital stock (the "Company Stock") of Channel 33, Inc., a Nevada corporation (the "Company"), which owns and operates television station KFBT-TV, Channel 33, Las Vegas, Nevada (the "Station"), pursuant to licenses issued by the Federal Communications Commission ("FCC").

              B. MBC acquired the Company Stock pursuant to consummation (the "Consummation") of that certain Stock Purchase Agreement dated September 17, 1997 (the "Koker Agreement") by and among Acme Television Holdings, LLC ("Acme"), a predecessor-in-interest of MBC, the Company, and the selling shareholders named therein (collectively, the "Sellers").

              C. Acme and Buyer entered into a certain Letter Agreement (the "Letter Agreement") dated September 15, 1997 setting forth certain undertakings of Buyer to become effective upon the Consummation of the Koker Agreement, including exercise of a certain option to enter into this Purchase Agreement.

              D. Acme and Buyer entered into a certain Option Agreement (the "Option Agreement") dated September 25, 1997 whereby Acme granted to Buyer an option to enter into a Time Brokerage Agreement ("TBA") with the Company upon consummation of the Koker Agreement, to become effective when all necessary regulatory approval had been obtained (the "TBA Effective Date").

              E. Acme has assigned to MBC, and MBC has thereby assumed, all of Acme's rights and obligations under the Koker Agreement, the Letter Agreement and the Option Agreement.

              F. MBC consummated the Koker Agreement with loan funds (the "Loan") provided by The Chase Manhattan Bank and one or more other lenders (collectively, the "Lender") pursuant to a loan agreement (the "Loan Agreement") dated February 3, 1998, and Buyer agreed to certain undertakings in the Letter Agreement and Option Agreement with respect to the Loan Agreement and the payments to be made to the Lender pursuant to the Loan Agreement.

              G. The MBC Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding stock of MBC (the "MBC Stock") on the terms and conditions set forth herein.


          In consideration of the above recitals and the mutual agreements and covenants contained in this Purchase Agreement, the parties to this Purchase Agreement, intending to be bound legally, hereby agree as follows:

          SECTION 1. CERTAIN DEFINITIONS.

              1.1.Terms Defined in this Section. The following terms, as used in this Purchase Agreement, have the meanings set forth in this Section:

                  (a) "Accounts Receivable" means the right of MBC or the Company as of the TBA Effective Date to payment for the sale of advertising time and other goods and services provided by the Station prior to the TBA Effective Date.

                  (b) "Affiliate" means (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person; (ii) an officer or director of an affiliate within the meaning of (i) above; or (iii) any Person that owns more than fifty percent (50%) of voting control of another Person. For purposes of
(i) above, (A) a Person shall be deemed to control another Person if such Person
(1) has sufficient power to enable such Person to elect a majority of the board of directors of a corporation, or (2) owns a majority of the beneficial interests in income and capital of such other Person; and (B) a general partner shall be deemed to control a limited partnership if such general partner owns a majority of that portion of the beneficial interests in income and capital of such limited partnership owned by all general partners of such limited partnership.

                  (c) "Assets" means the assets owned or held by MBC and the Company and include those assets necessary for the operation of the Station as presently conducted, all as specified in Section 2.2(a).

                  (d) "Closing" means the consummation of the purchase and sale of the MBC Stock pursuant to this Purchase Agreement in accordance with the provisions of Section 8.

                  (e) "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

                  (f) "Communications Act" means the Communications Act of 1934, as amended.

                  (g) "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the MBC Stock to Buyer and to maintain and preserve all contract, lease and other rights of MBC or the Company existing currently and as of the Closing Date in connection with the consummation of the transactions contemplated by this Purchase Agreement.

                  (h) "Contracts" means all contracts, leases, nongovernmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto), to which MBC or the Company is a party or that are binding upon MBC or the Company, and (i) that are in effect on the date of this Purchase Agreement or (ii) that are entered into by MBC or the Company between the date of this Purchase Agreement and the Closing Date as permitted by the terms hereof.

                  (i) "FAA" means the Federal Aviation Administration.

                  (j) "FCC" means the Federal Communications Commission.

                  (k) "FCC Consent" means action by the FCC granting its consent to the transfer of control of MBC and the Company as contemplated by this Purchase Agreement.

                  (l)  "FCC  Licenses"  means  those  licenses,   permits,   and
authorizations issued by the FCC to the Company in connection with the business and operations of the Station.

                  (m) "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

                  (n)  "HSR   Act"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  (o) "Intangibles" means all copyrights, trademarks, trade names, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by MBC or the Company or under which MBC or the Company is licensed or franchised and that are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Purchase Agreement and the Closing Date.

                  (p) "GAAP" means generally accepted accounting principles as consistently applied in the United States.

                  (q) "Licenses" means all licenses, permits, construction permits, and other authorizations issued by the FCC, the FAA, or any other federal, state, or local governmental authorities to MBC or the Company which are in effect as of the date of this

Purchase Agreement as are necessary in connection with the conduct of the business or operations of the Station as presently conducted together with any additions thereto between the date of this Purchase Agreement and the Closing Date.

                  (r) "Material Contract" means any material contract, lease, nongovernmental license, agreement, or commitment, except for any contract, lease, non-governmental license, agreement, or commitment the obligations under which will be performed prior to Closing.

                  (s) "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

                  (t)   "Programming   Contract"   means  a  contract   for  the
acquisition of programming to be aired on the Station in exchange for payment of consideration.

                  (u) "Station" means television station KFBT-TV, Channel 33, Las Vegas, Nevada.

                  (v) "Stock" means, as the case may be, all the issued and outstanding shares of capital stock of MBC or the Company.

                  (w) "Tangible Personal Property" means all property owned by MBC or the Company as of the date of the Consummation plus any replacements or substitutions thereof, listed on Schedule 2.2(a)(1) attached hereto.

                  (x) "Taxes" (and with correlative meaning "Taxes" and "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such addition, or penalties, and "Tax" means any one of such Taxes.

                  (y) "Tax Returns" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other tax returns and tax reports, and "Tax Return" means any one of such Tax Returns, franchise tax returns, declarations of estimated tax, tax reports and other tax statements and other similar filings required to be filed.

                  (z) "TBA Effective Date" means the date upon which the Buyer commences certain sales and programming activities with respect to the Station pursuant to the TBA.

                  1.12.Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


              Term                                      Section


              Buyer                                     Preamble
              Claimant                                  Section 10.4(a)
              Company                                   Preamble
              DOJ                                       Section 6.4
              FTC                                       Section 6.4
              Indemnifying Party                        Section 10.4
              Leases                                    Section 2.2(a)(ii)
              Purchase Price                            Section 2.3
              MBC Sellers                               Preamble
              MBC Stock                                 Recitals
              Studio Lease                              Section 2.2(a)(ii)
              Tower Lease                               Section 2.2(a)(ii)

                  0.3.Clarifications. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Purchase Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Purchase Agreement or a Schedule hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

SECTION 1.            EXCHANGE OF CONSIDERATION.

                  1.1.Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, the MBC Sellers hereby agree to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer hereby agrees to purchase on the Closing Date, the MBC Stock, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever, except those permitted or identified hereunder.

                  1.2.Assets and Liabilities at Closing.

                        (aa) Assets of the Company at Closing. The Assets owned by MBC or the Company at the Closing shall include the following:

                              (i)  the  Tangible  Personal  Property  listed  on
Schedule 2.2(a)(i);

                              (ii) the  Leases  ("Leases")  listed  on  Schedule
2.2(a)(ii), specifically, including a certain Broadcast Facilities Lease (the "Studio Lease") assigned to MBC on October 16, 1997, and a certain Tower Lease (the "Tower Lease") assigned to MBC on October 16, 1997;

                              (iii) the Licenses listed on Schedule 2.2(a)(iii).

                              (i) the Contracts listed on Schedule 2.2(a)(iv);

                              (ii) the Intangibles listed on Schedule 2.2.(a)(v)
of MBC or the Company relating to the Station and those intangibles that are not specifically listed on Schedule 2.2(a)(v), including the goodwill of the Station, if any;

                              (iii) all of MBC's and the  Company's  proprietary
information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Station; and

                              (iv)  all  books  and   records  of  the   Station
including, but not limited to, financial statements, Tax Returns, program logs, executed copies of Contracts, and all records required by the FCC to be kept by the Station.

                          (ab) Liabilities of MBC and the Company at Closing.

                              (v) At the Closing, MBC and the Company shall have
no liabilities or obligations other than (A) liabilities and obligations incurred in the ordinary course of business at the Station; (B) liabilities or obligations arising under Contracts after the Closing Date as permitted hereunder or under the TBA; and (C) liabilities for taxes that are not yet due and payable for any period of time subsequent to the Closing Date.

                              (vi) The  liabilities  and  obligations of MBC and
the Company at Closing shall not include: (A) any obligations or liabilities under any Contract (including any Programming Contract) (i) not identified in
Schedule 2.2(a)(iv) or (ii) entered into after the date hereof unless permitted hereunder or by the TBA, (B) any credit agreements, promissory notes, note purchase agreements, indentures, capital leases or other financing arrangements,
(C) any obligations or liabilities, if any, related to any litigation, arbitration proceeding or proceeding before or by any court, arbitration panel, commission, agency or other administrative or regulatory body or authority based solely on a breach by MBC or the MBC Sellers of their respective obligations under this Purchase Agreement for matters occurring prior to the Closing Date; and (D) any liability incurred after the TBA Effective Date arising from Buyer's acts or omissions pursuant to the TBA.

                   43.Consideration to be Paid to MBC Sellers.

                        (ac)  Purchase  Price.  The  purchase  price for the MBC
Stock  (the   "Purchase   Price")   shall  be  Thirty  Three   Million   Dollars
($33,000,000). The Purchase Price shall be paid as follows:

                              (iv) Deposits.

                                  (A) MBC acknowledges receipt from Buyer of One
Million Dollars ($1,000,000) referred to in the Letter Agreement as the LMA Option Grant Price. At the Consummation of the Koker Agreement, MBC shall borrow $33,000,000 pursuant to the Loan Agreement. MBC shall refund to Buyer, on behalf of Acme, the sum of $1,000,000: provided, that the payments due to MBC upon the execution of this Agreement described in Section 2.3(c), shall be deducted from such refund and shall be paid to MBC, with the balance, if any, paid to Buyer.

                                  (B) Buyer shall pay MBC quarterly  payments as
follows:


                  QUARTERLY PAYMENT DATE               AGGREGATE AMOUNT
                                                          (DOLLARS)
                  June 30, 1998                            $190,000
                  September 30, 1998                       $190,000
                  December 31, 1998                        $190,000
                  March 31, 1999                           $190,000
                  June 30, 1999                            $190,000
                  September 30, 1999                       $190,000
                  December 31, 1999                        $190,000
                  March 31, 2000                           $190,000
                  June 30, 2000                            $190,000
                  September 30, 2000                       $190,000
                  December 31, 2000                        $190,000


                                  (v)  Balance.  The  payments  referred  to  in
Section 2.3(a)(i)(B) hereof shall constitute a credit to Buyer at Closing against the Purchase Price. The remaining balance of the Purchase Price shall be paid by the Buyer by wire transfer of same day Federal funds at the time of Closing, and such balance shall be paid directly to The Chase Manhattan Bank, as agent for the Lender, pursuant to the Loan Agreement.

                            (ad) Operating Payments.  From the date hereof until
the TBA Effective Date, Buyer shall make a payment to MBC on the last day of each calendar month equal to the amount certified by MBC by which the monthly expenses, exclusive of debt service, of the Station exceed the monthly income.

                            (ae)  Transaction  Expenses.  Upon execution of this
Purchase Agreement, Buyer shall pay to MBC: (i) the sum of $275,000 which represents the transaction costs as of the date hereof, including professional fees, incurred by MBC in connection with the Koker Agreement, the Consummation, the Letter Agreement, the Option Agreement, the TBA, this Purchase Agreement and the Loan Agreement as of the date hereof; (ii) all fees, costs, expenses and other monetary obligations of MBC arising under the Loan Agreement and due and payable on the Closing Date; and (iii) deposits payable on the Closing Date by MBC for the Leases.

                            (af) Monthly Extension Fees. Until the Closing Date,
the Buyer shall pay to MBC a monthly closing extension fee of $200,000 commencing on March 1, 1998 and continuing on the first day of each month thereafter.

               SECTION 2.  REPRESENTATIONS AND WARRANTIES OF MBC
                  AND THE MBC SELLERS.


              The MBC Sellers and MBC, jointly and severally, represent and warrant to Buyer as follows:

                        0.4.Organization and Authority of MBC. MBC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. MBC has the requisite power and authority to execute, deliver and perform this Purchase Agreement and the documents contemplated hereby according to their respective terms.

                        0.5.Authorization and Binding Obligation. The execution, delivery and performance of this Purchase Agreement by MBC has been duly authorized by all necessary corporate or other action on the part of MBC. This Purchase Agreement has been duly executed and delivered by MBC and each MBC Seller and constitutes the legal, valid, and binding obligation of MBC and each MBC Seller, enforceable against it or him in accordance with its terms except as the enforceability of this Purchase Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                        0.6.Compliance with Laws. MBC is in compliance in all material respects with all laws, rules, policies, and regulations including, but not limited to, federal, state and local and the FCC's rules and policies.

                        0.7.Licenses. The Company is the holder of the Licenses included in Schedule 2.2(a)(iii) to this Purchase Agreement, all of which are in full force and effect. The FCC Licenses constitute all of the licenses issued by the FCC under the Communications Act of 1934, as amended (the "Act"), and the current rules, regulations, and policies of the FCC for the operation of the Station as currently conducted. There is not pending or, to MBC's or the MBC Sellers' knowledge, threatened, any petition, complaint, objection (whether formal or informal), order to show cause, investigation, or other action by or before the FCC or any court to revoke, cancel, rescind, modify, or refuse to renew any of the FCC Licenses. Except as disclosed on Schedule 3.4 and other than proceedings of general applicability to the broadcasting industry, there is not now pending or, to MBC's or the MBC Sellers' knowledge, threatened, any other petition, complaint, objection (whether formal or informal), investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or other proceeding by or before the FCC or any court against the Company with respect to any matter affecting the Station which would have a materially adverse effect on the operation of the Station.

                        0.8.MBC Stock. As of the date hereof, no shares of the capital stock of MBC are held in the treasury. There are no outstanding options, conversion rights, warrants, or other present or future rights in existence to acquire or to vote any of MBC's shares of capital stock. The MBC Stock represents all the issued and outstanding shares of capital stock of MBC and all such shares have been duly and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. There are no voting trust agreements or other contracts, agreements, or arrangements restricting or affecting voting or dividend rights or transferability with respect to the MBC Stock. MBC has not violated any federal, foreign, state, or local law, ordinance, rule, or regulation in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities. The MBC Sellers own the MBC Stock free and clear of any mortgages, liens, claims, charges, encumbrances, assessments, or other security or adverse interests of any kind or nature whatsoever.

                        0.9.Company Stock. To MBC and the MBC Sellers' knowledge, (a) as of the date hereof, no shares of the capital stock of the Company are held in the treasury; (b) there are no outstanding options, conversion rights, warrants, or other present or future rights in existence to acquire or to vote any of the Company's shares of capital stock; (c) the Company Stock represents all the issued and outstanding shares of capital stock of the Company, and all such shares have been duly and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights; (d) there are no voting trust agreements or other contracts, agreements, or arrangements restricting or affecting voting or dividend rights or transferability with respect to the Company Stock; (e) the Company has not violated any federal, foreign, state, or local law, ordinance, rule, or regulation in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities; and (f) MBC owns the Company Stock free and clear of any mortgages, liens, claims, charges, encumbrances, assessments, or other security or adverse interests of any kind or nature whatsoever.

                        0.10.Absence of Conflicting Agreements. The execution, delivery and performance by MBC and the MBC Sellers of this Purchase Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) subsequent to the receipt of the Consents, do not require the consent of any third party, (b) will not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instruments, and (c) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Contract or other contract or agreement of MBC Sellers.

                        0.11.Consents. Except for the FCC Consent provided for in Section 6.1 and the HSR Filing provided for in Section 6.4, no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required (a) to consummate this Purchase Agreement and the transactions contemplated hereby, or
(b) to permit the MBC Sellers to assign or transfer the MBC Stock to Buyer.

                        0.12.Brokers. Neither MBC nor any of the MBC Sellers nor any person or entity acting on their behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Purchase Agreement.

                        0.13.MBC Balance Sheet. Annexed hereto as Schedule 3.10 is a balance sheet of MBC which is true and complete in all material respects and presents fairly the financial condition of MBC as of the date hereof (in the "Before Closing" column) and pro forma immediately following MBC's acquisition of the Company Stock (in the "After Closing" column).

               SECTION 3.    REPRESENTATIONS AND WARRANTIES OF BUYER.


               Buyer represents and warrants to MBC as follows:

                        0.14.Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has the requisite power and authority to execute, deliver, and perform this Purchase Agreement and the documents contemplated hereby according to their respective terms and to own the Stock.

                        0.15.Authorization and Binding Obligation. The execution, delivery and performance of this Purchase Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer. This Purchase Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding, obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Purchase Agreement may be affected by bankruptcy or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                        0.16.Absence of Conflicting Agreements and Required Consents. Subject to the receipt of the Consents, the execution, delivery and performance by Buyer of this Purchase Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the articles of incorporation of Buyer; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound.

                        0.17.Qualification as a Broadcast Licensee. At the time the Application referred to in Section 6.1 hereof is filed, Buyer will be qualified under the Communications Act and all other applicable federal, state and local laws, rules, regulations, and policies to acquire the MBC Stock from Sellers.

                        0.18.Financial Qualifications. Buyer has on hand or access to the financial resources necessary to fulfill Buyer's obligations under this Purchase Agreement.

                        0.19.Brokers. Neither Buyer nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Purchase Agreement

               SECTION 4.  OPERATION OF  STATION PRIOR TO CLOSING.


              MBC covenants and agrees that between the date hereof and the TBA Effective Date, or, in the event the TBA does not become effective, the Closing Date, MBC shall cause the Company to conduct its business in the ordinary course in accordance with its past practices (except where such conduct would conflict with the following covenants or with other obligations of MBC under this Purchase Agreement), and, except as contemplated by this Purchase Agreement or with the prior written consent of Buyer, MBC shall cause the Company to act in accordance with the following:

                        0.20.Contracts. Neither MBC nor the Company will renew, extend, amend, terminate, or waive any material right under any Material Contract or enter into any contract or commitment or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness and obligations arising from the amendment of any existing Contract, regardless whether such Contract is a Material Contract) that will be binding on MBC or the Company after Closing except for (a) cash time sales agreements and production agreements made in the ordinary course of business consistent with the Company's past practices, (b) any Programming Contract or network affiliation agreement made with the consent of Buyer, (c) other Contracts entered into in the ordinary course of business consistent with the Company's past practices that do not involve consideration in excess of $25,000 for any individual Contract or, in the aggregate, $150,000 for all such Contracts, or (d) any Contract which can be terminated upon 30 days notice without penalty. Prior to the Closing Date, MBC shall cause the Company to deliver to Buyer a list of all Contracts entered into between the date of this Purchase Agreement and prior to the Closing Date and shall make available to Buyer copies of all such Contracts, except Contracts made by Buyer.

                        0.21.Encumbrances. MBC and the Company will not create, assume, or permit to exist any mortgage, pledge, lien, or other charge or encumbrance affecting any of the Assets, except for (a) those in existence on the date of this Purchase Agreement, (b) those created in connection with financing provided by the Lender which shall be paid on or before the Closing Date, (c) liens for current taxes not yet due and payable, or (d) those otherwise permitted under the Loan Agreement with respect to a capital facility: provided, that such capital facility must be approved by Buyer, which approval shall not be unreasonably withheld.

                        0.22.Employee Obligations. On the Closing Date, neither MBC nor the Company shall have any liability or obligation to any of their employees, including, without limitation, any accrued but unpaid vacation or leave or any severance obligation.

                        0.23.Dispositions. Neither MBC nor the Company will sell, assign, lease, or otherwise transfer or dispose of any of the Assets except in the ordinary course of business or in connection with the acquisition of replacement property of equivalent kind and value. Neither MBC nor the Company shall pay any dividend or make any similar distribution during the term of this Purchase Agreement.

                        0.24.Mergers.   Neither   MBC  nor  the   Company   will
reorganize, liquidate or merge or consolidate with any other entity.

                        0.25.Insurance. MBC and the Company shall maintain in full force and effect policies of insurance of the same type, character, and coverage as the policies currently carried with respect to the business, operations, and Assets of the Company.

                        0.26.Indebtedness and Obligations. MBC and the Company shall not incur any indebtedness for borrowed money except pursuant to or permitted by the Loan Agreement. MBC and the Company shall pay all their obligations as they become due and satisfy any existing indebtedness so that, as of the Closing Date, MBC and the Company shall have no current or long-term liabilities relating to the period between the Consummation and the Closing Date except those liabilities incurred under or permitted by the Loan Agreement in accordance with the provisions of Section 5.2 hereof. The Loan shall be discharged at or prior to Closing. Notwithstanding anything herein to the contrary, neither MBC nor Company shall incur any long-term indebtedness (other than the Loan) without the prior consent of Buyer, which consent shall not be unreasonably withheld.

                        0.27.Amendments. Neither MBC nor the Company shall amend, change, or modify its Certificate of Incorporation or Bylaws, except with the written consent of Buyer.

                        0.28.Securities. Neither MBC nor the Company will (a) issue, sell, or otherwise dispose of any of its Stock; (b) acquire (through redemption or otherwise) any of its Stock; (c) grant any options, warrants, or other rights to acquire any of its Stock; or (d) issue, sell, or otherwise dispose of any stock options, bonds, notes, or other securities.

                        0.29.Licenses. Neither MBC nor the Company shall cause or permit, by any act or failure to act, any of the Licenses included in
Schedule 2.2(a)(iii) to expire or to be revoked, suspended, or modified in a material adverse manner, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or material adverse modification of any of the
Licenses: provided, that this covenant shall not apply to any act or omission of Buyer pursuant to or in performance of the TBA. MBC and the Company shall prosecute with due diligence any applications to any governmental authority necessary for the operation of the Station and pay any and all amounts owed to the FCC and every other government authority prior to Closing, other than any fees associated with the sale of the MBC Stock to the Buyer or any transfer fees required to be paid as a result of the sale to the Buyer, it being the understanding that the Buyer will pay said fees.

                        0.30.No Inconsistent Action. Neither MBC, the MBC Sellers nor the Company shall take any action that is inconsistent with its obligations under this Purchase Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Purchase Agreement. MBC shall conduct and maintain the business and operation of the Station and the Company such that the representations and warranties set forth in Section 3 of the Koker Agreement shall not become any less accurate or complete in any material respect. MBC shall deliver to Buyer at the Closing revised schedules advising Buyer of any material change occurring after the Consummation with respect to the representations and warranties contained in Section 3 of the Koker Agreement.

                        0.31.Maintenance of Assets. The Company shall maintain all of the Assets in good condition (ordinary wear and tear excepted), consistent with their overall condition on the date of this Purchase Agreement, and use, operate and maintain all of the Assets in a reasonable manner, and the Company shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, the Company shall repair, replace, or restore the Assets to their prior condition as represented in this Purchase Agreement as soon thereafter as possible, and MBC shall use the proceeds of any claim under any property damage insurance policy or other recovery solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

                        0.32.Consents. MBC and the Company shall cooperate with Buyer to obtain all Consents and estoppel certificates from private parties without any change in the terms or conditions of any Contract. MBC and the Company shall promptly advise Buyer of any difficulties experienced in obtaining any such Consents and of any conditions proposed, considered, or requested for any such Consents.

                        0.33.Books and Records. The Company shall maintain its books and records in accordance with past practices.

                        0.34.Notification. MBC and the Company shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Company and of any material change in any of the information contained in the representations and warranties contained in
Section 3 of the Koker Agreement.

                        0.35.Restrictions on Conduct of Other Business. From the date on which the Purchase Agreement is executed, neither MBC nor the Company shall conduct any business other than the operation of the Station.

                        0.36.Compliance with Laws. MBC and the Company shall comply in all material respects with all laws, rules, policies, and regulations including, but not limited to, federal, state and local and the FCC's rules and policies.

                        0.37.Programming. From the date of execution of this Purchase Agreement until the TBA Effective Date, or the Closing Date, if the TBA does not become effective, the Company shall not (a) make any material changes in the Station's programming policies, except such changes as the Company deems to be required by the public interest or (b) enter into any Programming Contract without Buyer's written consent, .

                        0.38.Preservation of Business. From the date of execution of this Purchase Agreement until the TBA Effective Date, MBC and the Company shall use commercially reasonable efforts to preserve the business and organization of the Station and to preserve the audience of the Station and the Station's present relationships with suppliers, advertisers, and others having business relations with them, to the end that the business, operations, and prospects of the Station shall be preserved at the TBA Effective Date or the Closing Date, in the event that the TBA does not become effective.

                        0.39.Tax Matters. MBC, the MBC Sellers and the Company shall timely file (taking into account all applicable extensions) all federal, state, local, foreign and other Tax Returns required by law to be filed for which the due date is on or before the Closing Date. MBC, the MBC Sellers and the Company shall pay in full or establish adequate reserves for all Taxes and other charges incurred or due to federal, state or local, foreign or any other taxing authorities prior to the Closing Date.

                        0.40.Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the assets of MBC and the Company from any cause whatsoever shall be borne by MBC at all times prior to the Closing Date.

                        0.41.Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the Station; those operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of MBC and the Company.

Buyer's operations of pursuant to the TBA shall not be deemed in any way to constitute control of the Station.

                        0.42.Related Party Transactions. Prior to Closing, neither MBC nor the Company shall enter into any agreement or other transaction with any party which is an Affiliate of MBC or the Company or in any way related to the MBC Sellers, except with the written consent of Buyer.

               SECTION 5.  GOVERNMENTAL CONSENTS.

                       05.1.FCC Consent.

                              (ag) Prior FCC Approval. The sale of the MBC Stock
as contemplated by this Purchase Agreement is subject to the prior consent of the FCC.

                              (ah) FCC  Application.  Within  ten (10)  business
days after notice to MBC by Buyer that (i) Buyer has been advised by Buyer's FCC counsel that the transaction contemplated herein is reasonably likely to be approved upon application to the FCC for consent and approval thereof or (ii) Buyer has divested its existing television station in the Las Vegas, Nevada DMA, MBC and Buyer shall prepare and file with the FCC an appropriate application (the "Application") to secure FCC Consent. The parties shall thereafter prosecute the Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain a grant of the Application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if compliance with the condition would have a material adverse effect upon it, including divestiture of any broadcast station licensed to Buyer or its Affiliates. Buyer and MBC shall oppose any petitions to deny or other objections filed with respect to the Application and any requests for reconsideration or judicial review of the FCC Consent. Each party shall provide the other party with copies of any and all documents received or sent with respect to the Application.

                              (ai)  Extension of Time.  If the Closing shall not
have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Purchase Agreement under
Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate the Purchase Agreement under Section 9.

                        05.12.Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Purchase Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Purchase Agreement. The aforesaid shall apply from the date of this Purchase Agreement forward unless such information is or becomes publicly available without any breach by any party under this Section. If this Purchase Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Purchase Agreement.

                        05.13.Cooperation. Buyer and MBC shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Purchase Agreement, and Buyer and MBC shall execute such other documents as may be reasonably necessary to the implementation and consummation of this Purchase Agreement and otherwise use commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Purchase Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Purchase Agreement, Buyer and MBC shall have no obligation (a) to expend funds to obtain any of the Consents except to pay any required filing or transfer fees; or (b) to agree to any adverse change in any License or Contract in order to obtain a Consent required with respect thereto.

                        05.14.HSR  Act Filing.  MBC and Buyer agree to (a) file,
or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, that are required in connection with the transactions contemplated hereby under the HSR Act within fifteen (15) business days of the date that the Application for FCC Consent has been filed with the FCC; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder, and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ, any information or documents requested by the FTC or DOJ; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

               SECTION 6.  CONDITIONS TO OBLIGATIONS OF BUYER AND MBC.

                        056.1.Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                              (aj)    Representations   and   Warranties.    All
representations and warranties of MBC and the MBC Sellers contained in this Purchase Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                              (ak)  Covenants  and  Conditions.   MBC,  the  MBC
Sellers and the Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Purchase Agreement to be performed or complied with by them prior to or on the Closing Date. The representations and warranties of the Company contained in the Koker Agreement shall be true and complete in all material respects as of the Closing Date of the transaction contemplated herein, unless such representation or warranty was not true and complete at the time of Consummation of the Koker Agreement.

                              (al)  Consents.   All  Consents  shall  have  been
obtained and delivered to Buyer (other than any Consent required under any Contract listed on Schedule 2.2(a)(iv) that is not a Material Contract) without any adverse change in the terms or conditions of any Contract or any License.

                              (am) FCC Consent.  The FCC Consent shall have been
granted without the imposition on Buyer of any material adverse conditions, and the FCC Consent shall have become a Final Order: provided, that Buyer may waive the condition that the FCC Consent become a Final Order if no petition to deny or other challenge is filed to the FCC Application referenced in Section 6.1 of this Purchase Agreement.

                              (an)  Governmental  Authorizations.   The  Company
shall be the holder of all FCC Licenses and there shall not have been any modification, revocation, or non-renewal of any License that could have an adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending the effect of which could reasonably result in the revocation, cancellation, suspension, adverse modification or expiration of any FCC License material to the operation of the Station.

                              (ao) HSR Act. The waiting period under the HSR Act
shall have expired without action by the DOJ or the FTC to prevent the Closing.

                              (ap) Tax, Lien and Judgment Searches.  Buyer shall
have obtained searches for tax, lien and judgment filings in the Secretary of State's records of the State of Nevada, and in the records of Clark County, Nevada, made no earlier than ten (10) days prior to the Closing Date showing the absence of any liens or encumbrances on the MBC Stock, the Company Stock or the Assets, except liens expressly permitted by this Purchase Agreement or the Loan Agreement. All liens or encumbrances arising under the Loan Agreement shall be terminated at the Closing of the transactions contemplated in this Purchase Agreement.

                              (aq)  Deliveries.  MBC and the MBC  Sellers  shall
have made or stand willing to make at the Closing all the deliveries to Buyer described in Section 8.2.

                              (ar)  Adverse  Change.  Between  the  date of this
Purchase Agreement and the Closing Date, there shall have been no material adverse change in the business, Assets, properties, financial condition, or business prospects of the Station, unless such change is the result of Buyer's acts or omissions in performance of the TBA.

                        056.12.Conditions to Obligations of MBC. All obligations of MBC and the MBC Sellers at the Closing hereunder are subject at MBC's option to the satisfaction by Buyer prior to or at the Closing Date of each of the following conditions:

                              (as)    Representations   and   Warranties.    All
representations and warranties of Buyer contained in this Purchase Agreement shall be true and complete in all material respects on and as of the Closing Date as though made on and as of that time.

                              (at)  Covenants and  Conditions.  Buyer shall have
performed and complied in all material respects with all covenants, agreements, and conditions required by this Purchase Agreement to be performed or complied with by it prior to or on the Closing Date.

                              (au)  Deliveries.  Buyer  shall have made or stand
willing to make all the deliveries described in Section 8.3.

                              (av) FCC Consent.  The FCC Consent shall have been
granted without the imposition on MBC of any conditions that need not be complied with by MBC under Section 6.1 hereof, and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                              (aw) HSR Act. The waiting period under the HSR Act
shall have expired without action by the DOJ or the FTC to prevent the Closing.

               SECTION 7. CLOSING AND CLOSING DELIVERIES.

                    056.7.1.Closing.

                              (ax) Closing Date.

                                  (vii) Except as provided below in this Section
9.1(a) or as otherwise agreed to by Buyer and the MBC Sellers, the Closing shall take place after the FCC Consent has become a Final Order: provided, that if the requirement of a Final Order is waived by Buyer pursuant to Section 7. 1 (d) of this Agreement, the Closing shall take place at 10:00 a.m. within ten (10) days after the FCC Consent becomes effective.

                                  (viii)  If there is in  effect  on the date on
which the Closing would otherwise occur pursuant to this Section 8.1 (a) any judgment, decree, or order that would prevent or make unlawful the Closing on that date, the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Section 6.1), to be agreed upon by Buyer and the MBC Sellers, when such judgment, decree, or order no longer prevents or makes unlawful the Closing. If the Closing is postponed pursuant to this paragraph, the date of the Closing shall thereafter be mutually agreed to by the MBC Sellers and Buyer.

                              (ay) Closing  Place.  The Closing shall be held at
the offices of Dickstein Shapiro Morin & Oshinsky LLP in Washington, D.C., or any other place that is agreed upon by Buyer and the MBC Sellers.

                    056.7.1.2.Deliveries by MBC and MBC Sellers. On the Closing Date, MBC or the MBC Sellers shall deliver to Buyer the following items, in form and substance reasonably satisfactory to Buyer and its counsel:

                              (az) Stock.  Certificates  representing all of the
MBC Stock, which shall be either duly endorsed or accompanied by stock powers duly executed in favor of Buyer;

                              (ba) Officer's Certificate.  A certificate,  dated
as of the Closing Date,  executed by a duly appointed officer of MBC certifying:
(i) that the representations and warranties of MBC contained in Section 3 of this Purchase Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; (ii) that MBC has in all material respects performed and complied with all of its obligations, covenants, and agreements in this Purchase Agreement to be performed and complied with by MBC on or prior to the Closing Date, and (iii) that the condition set forth in
Section 7.1(b) is satisfied;

                              (bb)  Opinion.  The  opinions  of  MBC's  and  the
Company's counsel substantially in the form of Exhibit A annexed hereto;

                              (bc) Secretary's Certificate. A certificate, dated
as of the Closing Date, executed by MBC's Secretary certifying to the authenticity of the resolutions, as attached to such certificate, duly adopted by MBC's Board of Directors authorizing and approving the execution of this Purchase Agreement and the consummation of the transactions contemplated thereby;

                              (bd) Estoppel Certificates.  Estoppel certificates
of the lessors of the Studio Lease and the Tower Lease;

                              (be) Performance of Company Obligations.  Evidence
reasonably satisfactory to Buyer that all MBC and Company obligations and liabilities due or payable by MBC prior to Closing (other than permitted liabilities described in Section 2.2(b)) including any order of the FCC, shall have been satisfied in full;

                              (bf) Resignations. Written resignations, effective
on the Closing Date, of officers and directors of MBC and the Company;

                              (bg)  Release.  A  release  from  each  of the MBC
Sellers stating that the Stock of such MBC Seller is free and clear of any and all liens and encumbrances, and that such MBC Seller has no further claim with respect to the MBC Stock except for payment hereunder;

                              (bh)  Corporate,  Financial  and Tax Records.  All
corporate records (including minute books and stock books and registers), and financial and tax records of MBC and the Company for a period of three years predating the Closing;

                              (bi) Licenses,  Contracts, Business Records, Etc..
Originals or, if not available, true copies of all (1) Licenses, including any modifications and amendments thereto, (2) all applications, reports, technical information and engineering studies relating to the Station, (3) all files required to be maintained by the FCC at the Station or in the Station's public inspection file, (4) all Contracts, and other operational data or other information maintained by the Company in the ordinary course, (5) all blueprints, schematics, working drawings, plans, projections, statistics, engineering records relating to the Station, and (6) all other business files and records in the possession of MBC relating to the Station; and

                        056.7.1.23.Deliveries by Buyer. On the Closing Date, Buyer shall deliver the following items in form and substance reasonably satisfactory to MBC and its counsel:

                              (bj)  Payment.  The payment  described  in Section
2.3(a)(ii);

                              (bk)  Opinion.  The  opinion  of  Buyer's  counsel
substantially in the form set forth at Exhibit B;

                              (bl) Secretary's Certificate. A certificate, dated
as of the Closing Date, executed by Buyer's secretary, certifying to the authenticity of resolutions duly adopted by Buyer's Board of Directors authorizing and approving the execution of this Purchase Agreement and the consummation of the transactions contemplated thereby; and

                              (bm) Officer's Certificate.  A certificate,  dated
as of the Closing Date, executed by a duly appointed officer of Buyer certifying
(i) that the representations and warranties of Buyer contained in Section 4 of this Purchase Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (ii) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements in this Purchase Agreement to be performed and complied with by Buyer on or prior to the Closing Date.
               SECTION 8.  TERMINATION.

                        8.1.Termination by MBC. This Purchase Agreement may be terminated by MBC, if MBC is not then in material breach of any of its obligations hereunder, upon ten (10) days written notice to Buyer, upon the occurrence of any one of the following:

                              (bn)  Conditions.  If,  on  the  date  that  would
otherwise be the Closing Date, any of the conditions precedent to the obligations of MBC and the MBC Sellers set forth in Section 7.2 of this Purchase Agreement have not been satisfied or waived in writing by MBC;

                              (bo) Judgments. If there shall be in effect on the
date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing;

                              (bp)  TBA.  In the event  that the TBA has  become
effective and thereafter Buyer has breached any of its material obligations thereunder, and, upon notice specifying such breach, Buyer fails to cure such breach within forty (40) days of such notice; or

                              (bq) Expiration.  If the transaction  contemplated
herein has not closed within three (3) years from the date of the Purchase Agreement.

                        8.12.Termination by Buyer. This Purchase Agreement may be terminated by Buyer, if Buyer is not then in material breach of its obligations hereunder, upon ten (10) days written notice to MBC, upon the occurrence of any of the following:

                              (br)  Conditions.   If  on  the  date  that  would
otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in Section 7.1 of this Purchase Agreement has not been satisfied or waived in writing by Buyer: provided, that Buyer may not terminate because of any breach of a representation or warranty by MBC or the MBC Sellers if such breach is caused by the conduct of Buyer under the TBA;

                              (bs) Judgments. If there shall be in effect on the
date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                              (bt)  TBA.  In the event  that the TBA has  become
effective and thereafter the Company, MBC or the MBC Sellers have breached any of their material obligations thereunder, and, upon notice specifying such breach, the Company or MBC or the MBC Sellers, as the case may be, fails to cure such breach within forty (40) days of such notice; or


                              (bu) Time Limit. If the  transaction  contemplated
herein has not closed within three (3) years from the date of this Purchase Agreement.

                    73.3.Right to Cure. Notwithstanding anything herein to the contrary, no material breach shall be deemed to have occurred until the party in breach has been notified in writing by the other party and provided twenty (20) days to cure such breach: provided, that, in the event a cure would reasonably require more than twenty (20) days, the party in breach shall be afforded an additional twenty (20) days if such party timely initiates reasonable efforts to effect a cure and provides the other party with satisfactory evidence that the cure will be effectuated during the extended period; and provided further, that a party in breach can pay the other party a sum certain if the payment of such sum will cure the breach prior to or at the Closing; provided further, that the Closing Date will be extended to allow a party in breach to effect a cure in accordance with this Section. This right to cure provided in this Section shall not be applicable to any payment due from the Buyer to MBC.

                    73.4.MBC's Rights on Buyer's Termination. If this Purchase Agreement is terminated by MBC because of Buyer's breach of a material obligation hereunder, MBC shall be entitled to payment from the Buyer of all sums then due and payable hereunder (not including the Purchase Price) plus any and all remedies available to MBC at law or equity: provided, that any payments made by Buyer under Section 2.3(a)(i)(B) hereof shall constitute a credit against any damages awarded to MBC.

                    73.5.Buyer's Rights on MBC's Termination. If this Purchase Agreement is terminated by Buyer because of the Company's, MBC's or the MBC Sellers' breach of a material obligation hereunder, Buyer shall have the right of specific performance as its exclusive remedy, except as otherwise set forth below. The parties recognize that this Purchase Agreement contemplates the sale of unique assets and that monetary damages would not be adequate to compensate Buyer for its injury. If any action is brought by Buyer to enforce this Purchase Agreement, MBC, the Company and the MBC Sellers shall each waive the defense that there is an adequate remedy at law. Notwithstanding the above, if specific performance is not available, or if a breach by MBC, the Company or the MBC Sellers of any of their obligations under this Purchase Agreement causes the FCC Licenses to be revoked, forfeited or materially impaired, Buyer shall be reimbursed all payments made by Buyer under Section 2.3(c) hereof and may also pursue any and all remedies available to it in law or equity against MBC.

                    73.6.Litigation Expenses. In the event either party files a lawsuit or other formal legal proceeding for any remedy available under this Purchase Agreement, the prevailing party shall be entitled to reimbursement from the other party of all reasonable legal fees and expenses incurred thereby.

                    73.7.Return of Deposits. In the event (i) the transaction contemplated by this Purchase Agreement has not closed within three (3) years of the date hereof and neither party is in material breach, or (ii) the parties mutually agree to terminate this Agreement, upon sale of the FCC Licenses and other Assets of the Station or the Stock of MBC or the Company, MBC shall, after payment of all sums due under the Loan, pay to Buyer from all monies retained the amount of all of Buyer's payments made pursuant to Section 2.3 hereof.

                    73.8.Condition of MBC. Notwithstanding any other provision of this Purchase Agreement or any related document described in Section 11.8 hereof, and except for the representations and warranties contained in Section 3 hereof, Buyer acknowledges (i) that the MBC Sellers have not and do not assume any individual liability hereunder, and (ii) Buyer is aware of the financial condition of MBC at the time of execution of this Purchase Agreement, including MBC's lack of significant capital other than the Loan and that, but for the provisions of Section 2.3 hereof, MBC may not have sufficient reserves to pay its debts in the ordinary course as they come due. In consideration of the foregoing and of MBC's and the MBC Sellers' willingness to enter into the transaction contemplated hereby, Buyer expressly waives against all or any one of the MBC Sellers, any demand, claim, action, suit, charge, proceeding, assessment or judgment, whether based in contract, tort, or any other common law or statutory cause of action, except to the extent that the MBC Sellers may be liable pursuant to Section 3 hereof for breach of the representations and warranties contained therein.

               SECTION 9.  INDEMNIFICATION.

                    79.1.Survival. All representations and warranties of Buyer, MBC and the MBC Sellers herein and all covenants of Buyer and MBC herein with respect to periods prior to Closing shall be deemed continuing representations, warranties and covenants, and shall survive the Closing. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Purchase Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Purchase Agreement as the result of a breach of any of its representations and warranties.

                    79.2.Indemnification by MBC Sellers. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, the MBC Sellers jointly and severally hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for any and all losses, liabilities, or damages resulting from any material breach of any warranty or representation of the MBC Sellers contained in Section 3 of this Purchase Agreement, and any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                    79.3.Indemnification by Buyer. After the Closing, and regardless of any investigation made at any time by or on behalf of MBC or any information MBC may have, Buyer hereby agrees to indemnify and hold MBC harmless against and with respect to, and shall reimburse MBC for:

                              (bv) any and all losses,  liabilities,  or damages
resulting from any material breach of any warranty or representation or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered to MBC hereunder; and

                              (bw) any and all out-of-pocket costs and expenses,
including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                    79.34.Procedure  for  Indemnification.   The  procedure  for
indemnification shall be as follows:

                              (bx) Notice.  The party  claiming  indemnification
(the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after receipt of written notice of such action, suit, or proceeding was given to Claimant: provided, that no delay in providing such notice shall excuse any party's indemnification obligations hereunder, unless such delay prejudices the Indemnifying Party and then the Indemnifying Party's obligations shall be reduced only to the extent of such prejudice.

                              (by)  Investigation  and Payment.  With respect to
claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying
Party do not agree within the 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                              (bz) Third Party Claims. With respect to any claim
by a third party as to which the Claimant is entitled to indemnification under this Purchase Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of any request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party fails to assume control or otherwise participate in the defense of any third-party claim within ten (10) business days of receiving notice under subsection (a) of this section (unless some action is required prior to such date), it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                              (ca)  Expeditious  Action.  If  a  claim,  whether
between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as possible.

                              (cb) Coverage. The indemnification rights provided
in Section 10.2 and Section 10.3 shall extend to the members, partners, shareholders, officers, directors, employees, representatives, and affiliated entities of any Claimant: provided, that for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                    79.345.Special Indemnity with Respect to the Koker Agreement. In the event that either party hereto learns of a material breach of any representation or warranty contained in Section 3 of the Koker Agreement (such breach having occurred at or before the Consummation thereof), such party shall notify the other party, and MBC shall assert a claim against the Sellers for indemnity pursuant to the Koker Agreement. On or before the Closing Date, any proceeds derived therefrom shall be first allocated to remedy the material breach giving rise to such claim, with any remaining amount held in a segregated account for the benefit of the Lenders, or, at Closing, for Buyer.

                    79.346.Time Limits. Notwithstanding anything in this Purchase Agreement to the contrary, neither party shall indemnify or otherwise be liable to the other party with respect to any claim for any breach of a representation or warranty, or for the breach of any covenant contained in this Purchase Agreement, unless notice of the claim is received within three years after the Closing Date.

               SECTION 10. MISCELLANEOUS

                    79.10.1.Fees and Expenses. Buyer shall pay any and all filing fees, transfer taxes, document stamps, or other charges levied by any governmental entity on the fulfillment of the terms and conditions of this Purchase Agreement, including but not limited to (i) fees associated with the transfer of Stock from MBC to Buyer; (ii) fees charged by the FCC in connection with obtaining the FCC Consent; (iii) filing fees payable in connection with any HSR Act filing, to the extent required; and (iv) the costs and expenses of title reports, surveys, environmental surveys and tax, lien and judgment searches.

                    79.10.2.Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Purchase Agreement shall be in writing and shall be addressed as follows:

_______If to MBC or       Thomas Allen
       MBC Sellers:       Montecito Broadcasting Corporation
                          2101 East Fourth Street

                          Suite 200A
                          Santa Ana, CA  92705


         with copies (which shall not constitute notice) to:

                          Lewis J. Paper, Esq.
                          Dickstein Shapiro Morin & Oshinsky, LLP
                          2101 L Street, NW
                          Washington, DC  20037-1526

         If to Buyer:     Robert Quicksilver, Esq.
                          Sinclair Communications, Inc.
                          2000 W. 41st Street
                          Baltimore, MD 21211


         with a copy (which shall not constitute notice) to:

                          Steve Thomas, Esq.
                          Thomas & Libowitz
                          100 Light Street
                          Suite 1100
                          Baltimore, MD 21202


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2. Notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, by overnight courier service, charges prepaid, or by hand, and shall be deemed to have been received on the date of hand-delivery or the date receipt shown on the return receipt.

                    0.3.Assignment. MBC shall not assign its rights and obligations under this Purchase Agreement without the express written consent of Buyer, which consent shall not be unreasonably withheld. Buyer may assign its rights and obligations under this Purchase Agreement to any other party: provided, that Buyer shall remain liable for the performance of all of Buyer's obligations hereunder. Notwithstanding the above, either party may assign their rights hereunder to the Lender in connection with the Loan Agreement.

                    0.4.Benefit and Binding Effect. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                    0.5.Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Purchase Agreement.

                    0.6.GOVERNING   LAW.  THIS  PURCHASE   AGREEMENT   SHALL  BE
GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

                    0.7.Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Purchase Agreement.

                    0.8.Entire Agreement. This Purchase Agreement, the schedules exhibits hereto, all documents, certificates, and other instruments to be delivered by the parties pursuant hereto, the Letter Agreement, the Option Agreement and the TBA collectively represent the entire understanding and agreement between Buyer, MBC and the MBC Sellers with respect to the subject matter of this Purchase Agreement. In the event of a conflict between the provisions of this Purchase Agreement and any other agreement between the parties, the provisions of this Purchase Agreement shall prevail. This Purchase Agreement supersedes all prior and contemporaneous negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Purchase Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

                    0.9.Waivers. Except as otherwise provided in this Purchase Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Purchase Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Purchase Agreement.

                    0.10.Construction   Agreement.    Although   this   Purchase
Agreement has been prepared by or on behalf of one Party, it shall not be more strictly construed against that Party.

                    0.11.Counterparts. This Purchase Agreement may be signed in counterparts, and all such counterparts shall collectively be deemed to be one and the same document.


          IN WITNESS WHEREOF, this Purchase Agreement has been duly executed by Buyer and MBC as of the date written below as to each.

                                   SINCLAIR COMMUNICATIONS, INC.

                                   By:____________________________________


                                   MONTECITO BROADCASTING
                           CORPORATION


                                   By:______________________________________
                                      Thomas Allen, Executive Vice President



                                   SELLING STOCKHOLDERS

                                   ________________________________________
                                   Jamie Kellner


                                   ________________________________________
                                   Douglas Gealy


                                   ________________________________________
                                   Thomas Allen

                               Schedule 2.2(a)(i)


                           Tangible Personal Property





                                See List Attached

                               Schedule 2.2(a)(ii)


                                     Leases





                                  See Attached

                              Schedule 2.2(a)(iii)


                                    Licenses





                                  See Attached

                               Schedule 2.2(a)(iv)


                                    Contracts





                                See Attached List

                               Schedule 2.2(a)(v)


                                   Intangibles





                                      None